Exhibit 99.1

LogMeIn Announces Second Quarter 2015 Results

Increases FY’15 Revenue and Earnings Guidance

Boston, July 23, 2015 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud based connectivity, today announced its results for the second quarter ended June 30, 2015.

Second quarter 2015 highlights include:

•	Revenue was $64.8 million, up 18% compared with the second quarter of 2014

•	Adjusted EBITDA was $14.6 million and adjusted EBITDA margin was 22.6%, versus $11.5 million and 20.8% in the second quarter of 2014

•	Non-GAAP net income was $9.1 million, or $0.35 per diluted share, as compared to $7.3 million, or $0.29 per diluted share, in the second quarter of 2014

•	GAAP net income was $2.4 million, or $0.09 per diluted share, as compared to GAAP net income of $1.3 million, or $0.05 per diluted share, in the second quarter of 2014

•	Non-GAAP cash flow from operations was $22.4 million and 35% of revenue in the second quarter of 2015

•	Total deferred revenue was $136.0 million, up 26% year-over-year

•	The Company closed the quarter with cash, cash equivalents, and short-term investments of $236.5 million

“We’re pleased to report another very good quarter, with revenue and earnings that exceeded the high-end of our guidance while generating particularly strong cash flow,” said Michael Simon, CEO and Chairman of LogMeIn. “Our Collaboration, IT Management and Service Cloud businesses all performed well, and we believe we made significant progress on join.me and Xively, our key strategic growth initiatives. As a result, we are raising our guidance for both revenue and earnings per share.”

Business Outlook

Based on information available as of July 23, 2015, the Company is issuing guidance for the third quarter 2015 and fiscal year 2015.

Third Quarter 2015: The Company expects third quarter revenue to be in the range of $68.8 million to $69.3 million.

Adjusted EBITDA is expected to be in the range of $18.0 million to $18.5 million.

Non-GAAP net income is expected to be in the range of $11.0 million to $11.3 million, or $0.43 to $0.44 per diluted share. Non-GAAP net income excludes an estimated $7.9 million in stock-based compensation expense, $500,000 in litigation related expense, and $1.9 million in acquisition related costs and amortization.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for the third quarter of 2015 is based on an estimated 25.7 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $4.5 million to $5.0 million, or $0.18 to $0.19 per share.

GAAP net income for the third quarter assumes an effective tax rate of approximately 15%. GAAP net income per share for the third quarter of 2015 is based on an estimated 25.7 million weighted average shares outstanding.

Fiscal year 2015: The Company expects full year 2015 revenue to be in the range of $265.0 million to $266.5 million.

Adjusted EBITDA is expected to be in the range of $63.0 million to $65.0 million.

Non-GAAP net income is expected to be in the range of $38.9 million to $40.4 million, or $1.51 to $1.57 per diluted share. Non-GAAP net income excludes an estimated $28.7 million in stock compensation expense, $5.7 million in litigation related expense, and $8.1 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2015 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2015 is based on an estimated 25.7 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $11.1 million to $12.9 million, or $0.43 to $0.50 per diluted share.

GAAP net income for the full year assumes an effective tax rate of 15%. GAAP net income per share for 2015 is based on an estimated 25.7 million weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Thursday, July 23, 2015

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-452-4023 (for the U.S. and Canada) or 719-325-2393 (for international callers) and enter conference ID 5298156. A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeInInc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on July 23, 2015 until 8:00 p.m. Eastern Time on July 31, 2015, by dialing 888-203-1112 (and entering passcode 5298156).

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income excluding income tax (benefit) expense, interest income, and other income, net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, progress regarding the Company’s key strategic growth initiatives, and the Company’s financial guidance for fiscal year 2015 and the third quarter of 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the software market and the specific markets the Company’s products participate in, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the inherent risks and uncertainties of pending or future litigation, the security of the Company’s confidential information and the confidential information of the Company’s customers, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively, Meldium and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	June 30,
	2014	2015

ASSETS
Current assets:
Cash and cash equivalents	$100,960	$136,142
Marketable securities	100,209	100,403
Accounts receivable, net	18,286	14,215
Prepaid expenses and other current assets	4,545	7,287
Restricted cash, current portion	1,492	1,326
Deferred income taxes	5,403	5,343

Total current assets	230,895	264,716
Property and equipment, net	13,476	16,437
Restricted cash	2,531	2,473
Intangibles, net	18,983	18,386
Goodwill	37,928	37,928
Other assets	4,756	5,302
Deferred income tax assets	9,280	9,294

Total assets	$317,849	$354,536

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,055	$11,817
Accrued liabilities	29,482	25,030
Deferred revenue, current portion	101,672	132,890

Total current liabilities	138,209	169,737
Deferred revenue, net of current portion	3,578	3,114
Other long-term liabilities	2,218	3,050

Total liabilities	144,005	175,901

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	267	275
Additional paid-in capital	237,203	255,160
Retained earnings	6,516	9,276
Accumulated other comprehensive loss	(3,117)	(4,319)
Treasury stock	(67,025)	(81,757)

Total equity	173,844	178,635

Total liabilities and equity	$317,849	$354,536

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Revenue	$54,975	$64,834	$103,995	$125,943
Cost of revenue	7,397	8,535	13,517	16,517

Gross profit	47,578	56,299	90,478	109,426

Operating expenses
Research and development	7,973	10,256	14,685	19,379
Sales and marketing	31,053	34,604	58,763	68,990
General and administrative	7,448	8,608	14,125	15,314
Legal settlements	—	—	—	3,600
Amortization of acquired intangibles	322	282	525	558

Total operating expenses	46,796	53,750	88,098	107,841

Income from operations	782	2,549	2,380	1,585
Interest income, net	149	179	260	353
Other income	224	144	196	1,369

Income before income taxes	1,155	2,872	2,836	3,307
Benefit from (provision for) income taxes	175	(484)	(502)	(547)

Net income	$1,330	$2,388	$2,334	$2,760

Net income per share:
Basic	$0.05	$0.10	$0.10	$0.11
Diluted	$0.05	$0.09	$0.09	$0.11
Weighted average shares outstanding:
Basic	24,425,081	24,703,206	24,134,686	24,620,383
Diluted	25,159,340	25,673,295	24,889,730	25,614,502

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Diluted Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

GAAP Income from operations	$782	$2,549	$2,380	$1,585
Add Back:
Stock-based compensation expense	6,713	7,714	12,151	12,567
Litigation related expenses	181	326	244	4,585
Acquisition related costs and amortization	2,012	1,991	3,152	4,504

Non-GAAP Operating income	9,688	12,580	17,927	23,241
Other income, net	373	323	456	1,722

Non-GAAP Income before income taxes	10,061	12,903	18,383	24,963
Non-GAAP Provision for income taxes	(2,749)	(3,842)	(5,574)	(7,389)

Non-GAAP Net income	$7,312	$9,061	$12,809	$17,574

Non-GAAP Diluted net income per share:	$0.29	$0.35	$0.51	$0.69
Diluted weighted average shares outstanding used in computing per share amounts:	25,159,340	25,673,295	24,889,730	25,614,502

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

GAAP Net income	$1,330	$2,388	$2,334	$2,760
Add Back:
Stock-based compensation expense	6,713	7,714	12,151	12,567
Litigation related expenses	181	326	244	4,585
Acquisition related costs	756	1,001	1,055	2,529
Interest income and other income, net	(373)	(323)	(456)	(1,722)
Income tax (benefit) expense	(175)	484	502	547
Depreciation and amortization expense	3,027	3,057	5,499	5,934

Adjusted EBITDA	$11,459	$14,647	$21,329	$27,200

Stock-Based Compensation Expense (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Stock-based compensation expense:
Cost of revenue	$274	$464	$509	$818
Research and development	1,008	1,530	1,784	2,858
Sales and marketing	2,796	2,825	4,857	4,855
General and administrative	2,635	2,895	5,001	4,036

Total stock based-compensation	$6,713	$7,714	$12,151	$12,567

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Cash flows from operating activities
Net income	$1,330	$2,388	$2,334	$2,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,027	3,057	5,499	5,934
Amortization of premiums on investments	59	70	122	137
Amortization of debt issuance costs	—	55	—	78
Provision for bad debts	(2)	19	32	38
Provision for (benefit from) deferred income taxes	3	(21)	268	(21)
Stock-based compensation	6,713	7,714	12,151	12,567
Other, net	1	—	(1)	7
Changes in assets and liabilities:
Accounts receivable	1,056	(1,537)	2,575	3,494
Prepaid expenses and other current assets	(93)	6,200	(1,009)	(2,491)
Other assets	120	13	210	207
Accounts payable	1,441	538	433	4,381
Accrued liabilities	2,950	(7,666)	(1,327)	(3,772)
Deferred revenue	4,036	6,857	23,394	34,341
Other long-term liabilities	388	900	721	905

Net cash provided by operating activities	21,029	18,587	45,402	58,565

Cash flows from investing activities
Purchases of marketable securities	(14,999)	(37,174)	(19,984)	(57,170)
Proceeds from sale or disposal of marketable securities	15,000	37,000	20,000	57,000
Purchases of property and equipment	(2,568)	(2,668)	(4,348)	(6,569)
Intangible asset additions	(816)	(866)	(1,322)	(1,884)
Cash paid for acquisition, net of cash acquired	—	—	(7,434)	—
Increase in restricted cash and deposits	(200)	(1)	(200)	(51)

Net cash used in investing activities	(3,583)	(3,709)	(13,288)	(8,674)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	4,533	3,434	10,306	12,284
Payments of withholding taxes in connection with restricted stock unit vesting	(2,656)	(5,243)	(3,557)	(6,885)
Payment of debt issuance costs	—	(98)	—	(774)
Payment of contingent consideration	—	—	—	(226)
Purchase of treasury stock	(2,040)	(9,668)	(6,949)	(14,732)

Net cash used in financing activities	(163)	(11,575)	(200)	(10,333)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(191)	679	(343)	(4,376)

Net increase in cash and cash equivalents	17,092	3,982	31,571	35,182
Cash and cash equivalents, beginning of period	103,736	132,160	89,257	100,960

Cash and cash equivalents, end of period	$120,828	$136,142	$120,828	$136,142

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

GAAP Cash flows from operating activities	$21,029	$18,587	$45,402	$58,565
Add Back:
Litigation related payments	63	3,859	360	4,036
Acquisition related payments	59	—	115	15

Cash flows from operating activities before litigation related payments and acquisition related payments	$21,151	$22,446	$45,877	$62,616